Execution Copy

MCG Capital Corporation

$50,000,000 6.73% Senior Notes, Series 2005-A, due October 11, 2010

______________

Note Purchase Agreement

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Dated as of October 11, 2005

Table of Contents

(Not a part of the Agreement)

Section Heading Page

Section 1. Authorization of Notes 1

Section 2. Sale and Purchase of Notes 1

Section 3. Closing 1

Section 4. Conditions to Closing 2

Section 4.1 Representations and Warranties 2

Section 4.2 Performance; No Default 2

Section 4.3 Compliance Certificates 2

Section 4.4 Opinions of Counsel 2

Section 4.5 Purchase Permitted by Applicable Law, Etc 3

Section 4.6 Sale of Other Notes 3

Section 4.7 Payment of Special Counsel Fees 3

Section 4.8 Private Rating 3

Section 4.9 Private Placement Number 3

Section 4.10 Credit and Collection Policy; Investment Ratings Policy 3

Section 4.11 Changes in Corporate Structure 3

Section 4.12 Funding Instructions 3

Section 4.13 Proceedings and Documents 4

Section 5. Representations and Warranties of the Company 4

Section 5.1 Organization; Power and Authority 4

Section 5.2 Authorization, Etc 4

Section 5.3 Disclosure 4

Section 5.4 Organization and Ownership of Shares of Subsidiaries; Affiliates 5

Section 5.5 Financial Statements; Material Liabilities 5

Section 5.6 Compliance with Laws, Other Instruments, Etc 6

Section 5.7 Governmental Authorizations, Etc 6

Section 5.8 Litigation; Observance of Agreements, Statutes and Orders 6

Section 5.9 Taxes 6

Section 5.10 Title to Property; Leases 7

Section 5.11 Licenses, Permits, Etc 7

Section 5.12 Compliance with ERISA 7

Section 5.13 Private Offering by the Company 8

Section 5.14 Use of Proceeds; Margin Regulations 9

Section 5.15 Existing Debt; Future Liens 9

Section 5.16 Foreign Assets Control Regulations, Etc 10

Section 5.17 Status under Certain Statutes 10

Section 5.18 Investment Company Act 10

Section 5.19 Environmental Matters 11

Section 5.20 Notes Rank Pari Passu 11

Section 5.21 Credit and Collection Policy; Investment Ratings Policy 11

Section 6. Representations of the Purchasers 11

Section 6.1 Purchase for Investment 11

Section 6.2 Source of Funds 12

Section 6.3 Accredited Investor 13

Section 7. Information as to Company 13

Section 7.1 Financial and Business Information 13

Section 7.2 Officer's Certificate 17

Section 7.3 Visitation 17

Section 7.4 Limitation on Disclosure Obligation 18

Section 8. Payment and Prepayment of the Notes 18

Section 8.1 Maturity 18

Section 8.2 Optional Prepayments with Make-Whole Amount 18

Section 8.3 Allocation of Partial Prepayments 19

Section 8.4 Maturity; Surrender, Etc 19

Section 8.5 Purchase of Notes 19

Section 8.6 Make-Whole Amount 19

Section 9. Affirmative Covenants 21

Section 9.1 Compliance with Law 21

Section 9.2 Insurance 21

Section 9.3 Maintenance of Properties 21

Section 9.4 Payment of Taxes and Claims 22

Section 9.5 Corporate Existence, Etc 22

Section 9.6 Books and Records 22

Section 9.7 Credit and Collection Policy; Investment Ratings Policy 22

Section 10. Negative Covenants 23

Section 10.1 Minimum Consolidated Stockholders' Equity 23

Section 10.2 Limitation on Debt 23

Section 10.3 Interest Charges Coverage Ratio 23

Section 10.4 Available Assets Coverage Ratio 23

Section 10.5 Merger, Consolidation and Sale of Assets, Etc 23

Section 10.6 Line of Business 26

Section 10.7 Transactions with Affiliates 26

Section 10.8 Terrorism Sanctions Regulations 26

Section 11. Events of Default 27

Section 12. Remedies on Default, Etc 29

Section 12.1 Acceleration 29

Section 12.2 Other Remedies 29

Section 12.3 Rescission 29

Section 12.4 No Waivers or Election of Remedies, Expenses, Etc 30

Section 13. Registration; Exchange; Substitution of Notes 30

Section 13.1 Registration of Notes 30

Section 13.2 Transfer and Exchange of Notes 30

Section 13.3 Replacement of Notes 31

Section 14. Payments on Notes 31

Section 14.1 Place of Payment 31

Section 14.2 Home Office Payment 32

Section 14.3 Paying Agent 32

Section 15. Expenses, Etc 32

Section 15.1 Transaction Expenses 32

Section 15.2 Survival 33

Section 16. Survival of Representations and Warranties; Entire Agreement 33

Section 17. Amendment and Waiver 33

Section 17.1 Requirements 33

Section 17.2 Solicitation of Holders of Notes 33

Section 17.3 Binding Effect, Etc 34

Section 17.4 Notes Held by Company, Etc 34

Section 18. Notices 34

Section 19. Reproduction of Documents 35

Section 20. Confidential Information 35

Section 21. Substitution of Purchaser 36

Section 22. Miscellaneous 36

Section 22.1 Successors and Assigns 36

Section 22.2 Payments Due on Non-Business Days 37

Section 22.3 Accounting Terms; Modifications to GAAP 37

Section 22.4 Severability 38

Section 22.5 Construction, Etc 38

Section 22.6 Counterparts 38

Section 22.7 Governing Law 38

Section 22.8 Jurisdiction and Process; Waiver of Jury Trial 38

Attachments to Note Purchase Agreement:

Schedule A -- Information Relating to Purchasers

Schedule B -- Defined Terms

Schedule 5.3 -- Disclosure Documents

Schedule 5.4 -- Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5 -- Financial Statements

Schedule 5.15 -- Existing Debt

Exhibit 1 -- Form of 6.73% Senior Note, Series 2005-A, due October 11, 2010

Exhibit 4.4(a) -- Form of Opinion of Special Counsel for the Company

Exhibit 4.4(b) -- Form of Opinion of Special Counsel for the Purchasers

MCG Capital Corporation

1100 Wilson Boulevard, Suite 3000

Arlington, Virginia 22209

6.73% Senior Notes, Series 2005-A, due October 11, 2010

Dated as of October 11, 2005

To the Purchasers listed in
the attached Schedule A:

Ladies and Gentlemen:

MCG Capital Corporation, a Delaware corporation (the "Company"), agrees with the purchasers whose names appear at the end hereof (each, a "Purchaser" and, collectively, the "Purchasers") as follows:

  Authorization of Notes.

  The Company will authorize the issue and sale of $50,000,000 aggregate principal amount of its 6.73% Senior Notes, Series 2005-A, due October 11, 2010 (the "Notes"). As used herein, the term "Notes" shall mean all notes originally delivered pursuant to this Agreement and any such notes issued in substitution therefor pursuant to Section 13 of this Agreement. The Notes shall be substantially in the form set out in Exhibit 1. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

  Sale and Purchase of Notes.

  Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. Each Purchaser's obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

  Closing.

  The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 623 Fifth Avenue, 28th Floor, New York, New York 10022, at 11:00 a.m., New York, New York time, at a closing (the "Closing") on October 11, 2005. At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

  Conditions to Closing.

  Each Purchaser's obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

    Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

    Compliance Certificates.

      Officer's Certificate. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2, 4.8 and 4.11 have been fulfilled.

      Secretary's Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Dechert LLP, special counsel for the Company, covering the matters substantially as set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser may reasonably request (and the Company hereby instructs its special counsel to deliver such opinion to such Purchaser) and (b) from Schiff Hardin LLP, special counsel to the Purchasers in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

    Purchase Permitted by Applicable Law, Etc. On the date of the Closing, such Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation. As to matters set forth in clause (a) of this Section 4.5, if requested by any Purchaser at least five Business Days prior to the Closing, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

    Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

    Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid or made arrangements to pay on or before the Closing, the reasonable fees, charges and disbursements of special counsel to the Purchasers referred to in Section 4.4(b) to the extent reflected in a statement of such counsel containing a description of services in reasonable detail rendered to the Company at least one Business Day prior to the Closing.

    Private Rating. On the date of the Closing, the Notes shall be rated "BBB-" or higher by The Fitch Ratings Corporates Group.

    Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the SVO of the NAIC) shall have been obtained for the Notes.

    Credit and Collection Policy; Investment Ratings Policy. The Company shall have delivered to such Purchaser an Officer's Certificate attaching a true, correct and complete copy of the Credit and Collection Policy and the Investment Ratings Policy, in each case, as in effect on the date of the Closing.

    Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank's ABA number, (c) the account name and number into which the purchase price for the Notes is to be deposited and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.

    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser may reasonably request.

  Representations and Warranties of the Company.

  The Company represents and warrants to each Purchaser that, as of the date of this Agreement:

    Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

    Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

    Disclosure. The Company, through its agent, HVB Capital Markets, Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated August 31, 2005 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings listed in Schedule 5.3 and the financial statements of the Company listed in Schedule 5.5, in each case, delivered to the Purchasers prior to September 22, 2005 by or on behalf of the Company (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements being referred to, collectively, as the "Disclosure Documents"), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2004, there has been no change in the financial condition, operations, business, properties or prospects of the Company and its Subsidiaries except changes that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

    Organization and Ownership of Shares of Subsidiaries; Affiliates.

      Schedule 5.4 contains (except as noted therein) complete and correct lists (1) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (2) of the Company's Affiliates, other than Undisclosed Affiliates and Subsidiaries and (3) of the Company's directors and executive officers.

      All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

      Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

      No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

    Financial Statements; Material Liabilities. The Company has delivered, or has otherwise made available, to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including, in each case, the related schedules and notes thereto) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, corporate charter or by-laws or any material lease or other material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

    Governmental Authorizations, Etc. Subject to the accuracy of the representations made by each Purchaser in Section 6.1, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in favor of or by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

    Litigation; Observance of Agreements, Statutes and Orders.

      There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      There are no investigations pending or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

    Taxes. The Company and its Subsidiaries have filed all income tax and other material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not, individually or in the aggregate, Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP. The federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2000.

    Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective owned properties that, individually or in the aggregate, are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except for such properties as have been sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that, individually or in the aggregate, are Material are valid and subsisting and are in full force and effect in all material respects.

    Licenses, Permits, Etc.

      The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks, trade names and domain names or rights thereto, that, individually or in the aggregate, are Material, without known conflict with the rights of others, except for conflicts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other right owned by any other Person.

      To the best knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other right owned or used by the Company or any of its Subsidiaries, except for violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

    Compliance with ERISA.

      The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code or Section 4068 of ERISA, other than such liabilities or Liens as would not be, individually or in the aggregate, Material.

      The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that, individually or in the aggregate for all Plans, is Material. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

      The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that, individually or in the aggregate, are Material.

      The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

      The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder by the Company will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser's representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or, within the period of six-months prior to the Closing, any similar securities with which the Notes could be integrated for purposes of the Securities Act for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 30 other Institutional Investors of the type described in clause (c) of the definition thereof, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in the "Summary of Terms and Conditions" Section of the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 20% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 20% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

    Existing Debt; Future Liens.

      Except as described therein, Schedule 5.15 sets forth, as of October 11, 2005, (1) a complete and correct list of all outstanding Debt of the Company and its Subsidiaries having an outstanding principal balance in excess of $500,000 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Debt and (2) the aggregate principal amount of outstanding Debt of the Company and its Subsidiaries in respect of obligations that, individually, have an outstanding principal balance of $500,000 or less, since which date there has been no Material change in the aggregate amount of such Debt. Neither the Company nor any Subsidiary is in default and no forbearance or temporary waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary the outstanding principal amount of which exceeds $500,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

      Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company, except as specifically indicated in Schedule 5.15.

    Foreign Assets Control Regulations, Etc.

      Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof as described in Section 5.14 will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

      Neither the Company nor any Subsidiary (1) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (2) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

      No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

    Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

    Investment Company Act.

      The Company is an "investment company" that has elected to be regulated as a "business development company" within the meaning of the Investment Company Act and qualifies as a RIC.

      The Company conducts its business and other activities in compliance in all material respects with the applicable provisions of the Investment Company Act and any applicable rules, regulations or orders issued by the SEC thereunder.

      The business and other activities of the Company, including, but not limited to, the issuance and sale of the Notes hereunder, the application of the proceeds and the repayment thereof by the Company and the consummation of the transactions contemplated by this Agreement and the Notes do not violate in any material respect, with respect to the Company, the provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder.

      Immediately after giving effect to the issuance and sale of the Notes hereunder, the Asset Coverage Ratio shall not be less than 2.0 to 1.0.

    Environmental Matters.

      Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

      Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

      Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

      All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

    Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other unsecured Senior Debt (actual or contingent) of the Company, including, without limitation, all unsecured Senior Debt of the Company described in Schedule 5.15.

    Credit and Collection Policy; Investment Ratings Policy. The copies of the Credit and Collection Policy and the Investment Ratings Policy delivered to each Purchaser pursuant to Section 4.10 are true, complete and correct copies of the Credit and Collection Policy and Investment Ratings Policy as in effect on the date of the Closing.

  Representations of the Purchasers.

    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or such pension's or trust fund's property shall at all times be within such Purchaser's or such pension or trust fund's control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

      the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

      the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

      the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

      the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such QPAM and (2) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

      the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

      the Source is a governmental plan; or

      the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA and of Section 4975 of the Code.

    As used in this Section 6.2, the terms "employee benefit plan," "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

    Accredited Investor. Each Purchaser represents that it is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also "accredited investors"). Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes.

  Information as to Company.

    Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

      Quarterly Statements -- within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company's Quarterly Report on Form 10-Q (the "Form 10-Q") with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter,

        a consolidated schedule of investments of the Company and its Subsidiaries as at the end of such quarter (the "Quarterly Schedule of Investments"),

        consolidated statements of operations of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and consolidated statements of changes in net assets and cash flows of the Company and its Subsidiaries for the portion of the fiscal year ending with such quarter,

      setting forth, in the case of clauses (1), (3) and (4) of this Section 7.1(a), in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC together with the Quarterly Schedule of Investments to the extent not included in such Form 10-Q shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on "EDGAR" and through its home page on the worldwide web (which, at the date of this Agreement, is located at: http//www.mcgcapital.com) and shall have caused to be given timely notice thereof to each holder of the Notes, which notice may be by electronic mail to each such holder's e-mail address specified for such communications in Schedule A, or at such other e-mail address (or, if such holder is not a Purchaser, at such e-mail address) as such holder shall have specified to the Company in writing, of such availability (such availability and notice being referred to as "Electronic Delivery") in which event, if required hereby, the Company shall, concurrently therewith, separately deliver the Quarterly Schedule of Investments and the Company shall be deemed to have made such separate concurrent delivery of such schedule if it shall have timely given Electronic Notification thereof;

      Annual Statements -- within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company's Annual Report on Form 10-K (the "Form 10-K") with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year,

        a consolidated schedule of investments of the Company and its Subsidiaries as at the end of such year (the "Annual Schedule of Investments"), and consolidated statements of operations, changes in net assets and cash flows of the Company and its Subsidiaries for such year,

      setting forth, in the case of clauses (1) and (3) of this Section 7.1(b), in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing or other independent certified public accountants reasonably acceptable to the Required Holders, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with the applicable standards of the Public Company Accounting Oversight Board (United States), and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC together with the Annual Schedule of Investments to the extent not included in such Form 10-K, shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof, in which event, if required hereby, the Company shall, concurrently therewith, separately deliver the Annual Schedule of Investments and the Company shall be deemed to have made such separate concurrent delivery of such schedule if it shall have timely given Electronic Notification thereof;

      SEC and Other Reports -- promptly upon their becoming available, one copy of (1) each financial statement, report, notice (other than notices of quarterly dividends) or proxy statement sent by the Company or any Subsidiary to its public securities holders generally and (2) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material, provided that the Company shall not be required to deliver, pursuant to this Section 7.1(c), any Form 10-K or Form 10-Q delivered, or deemed delivered, by the Company pursuant to Section 7.1(a) or Section 7.1(b) and provided further that the Company shall be deemed to have made such delivery of such reports and other information if it shall have timely made Electronic Delivery thereof or made available such reports and other information on IntraLinks® or a similar service reasonably acceptable to the Required Holders and, in either case, shall have caused to be given timely notice to each such holder of the Notes, which may include notice by electronic mail to each such holder's e-mail address specified for such communications in Schedule A, or at such other e-mail address (or, if such holder is not a Purchaser, at such e-mail address) as such holder shall have specified to the Company in writing, of such Electronic Delivery or the availability of such reports and other information on IntraLinks® or such other similar service (such availability and notice thereof being referred to as "Electronic Notification");

      Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware (1) of the existence of any Event of Default, (2) of the existence of any Default, (3) that any Person has given any notice or taken any action with respect to a claimed default hereunder or (4) that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

      ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

        with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of the Closing; or

        the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

        any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

      Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect, provided that the Company shall be deemed to have made such delivery of such notice if it shall have timely given Electronic Notification thereof; and

      Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company's Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

    Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes, provided that the Company shall be deemed to have made such separate concurrent delivery of such certificate if it shall have timely given Electronic Notification thereof):

      Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.5, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

      Event of Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

    Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

      No Event of Default -- if no Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, but no more than once in any fiscal year, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as requested in writing; and

      Event of Default -- if an Event of Default then exists, at the expense of the Company and upon reasonable prior notice to the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be reasonably requested.

    Limitation on Disclosure Obligation. The Company shall not be required to disclose the following information pursuant to Section 7.1(f), Section 7.1(g) or Section 7.3:

      information that the Company determines after consultation with independent counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 20, it would be prohibited from disclosing by applicable law, rule, regulation or order without making public disclosure thereof;

      information that the Company determines after consultation with independent counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 20, the Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Company and not entered into in contemplation of this clause (b), provided that the Company shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information; or

      information the reason for the non-disclosure of which is solely to preserve an attorney-client privilege available to the Company or a Subsidiary, as applicable, and that the Company determines, after consultation with independent counsel qualified to advise on such matters, would, if disclosed, no longer be entitled to the benefit of such attorney-client privilege notwithstanding the confidentiality requirements of Section 20, provided that (1) such information was not made subject to such attorney-client privilege in contemplation of this clause (c) and (2) such non-disclosure is necessary to preserve such attorney-client privilege.

  Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Company will provide such holder with a written opinion of counsel (which counsel may be in-house counsel and/or which opinion may (i) be subject to such assumptions, qualifications and exceptions as are typically included in opinions of such type and (ii) be addressed to the Company) substantiating that the information requested is not required to be disclosed to such holder pursuant to this Section 7.4 and, if at the time of such request no Default or Event of Default shall exist, the cost of providing such opinion, if provided by independent counsel, shall be shared equally between the Company and the requesting holder(s).

  Payment and Prepayment of the Notes.

    Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the stated maturity date thereof.

    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $5,000,000 of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus accrued and unpaid interest thereon to the date of such prepayment and the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered by or on behalf of the holder thereof to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

    Purchase of Notes. The Company will not, and will not permit any Subsidiary to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Subsidiary pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

    Make-Whole Amount. The term "Make-Whole Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

  "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

  "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

  "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 a.m. (New York, New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" (or such other display as may replace Page PX1 on Bloomberg Financial Markets ("Bloomberg") or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between (i) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (ii) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

  "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

  "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

  "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

  Affirmative Covenants.

  The Company covenants that so long as any of the Notes are outstanding:

    Compliance with Law.

      Without limiting Section 10.8, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      The Company will at all times maintain its status as a RIC and as a "business development company" under the Investment Company Act and will conduct its business and other activities in compliance with the applicable provisions of the Investment Company Act and any applicable rules, regulations or orders issued by the SEC thereunder.

    Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

    Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from disposing of or discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all income tax and other material tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, governmental charges and levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, governmental charge, levy or claim if (1) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (2) the nonpayment of all such taxes, assessments, governmental charges and levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

    Corporate Existence, Etc. Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or another Subsidiary) and all licenses and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, license or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

    Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and sufficient to be in conformity in all material respects with all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

    Credit and Collection Policy; Investment Ratings Policy. The Company will (a) comply in all material respects with the Credit and Collection Policy and the Investment Ratings Policy and (b) furnish to each holder of a Note, prior to its effective date, prompt notice of any material modification to the Credit and Collection Policy and/or the Investment Ratings Policy; provided that the Company will not modify the Credit and Collection Policy or the Investment Ratings Policy in any manner that would have a material adverse effect on the holders of the Notes or their investment therein, without the prior written consent of the Required Holders (in their sole discretion).

  Negative Covenants.

  The Company covenants that so long as any of the Notes are outstanding:

    Minimum Consolidated Stockholders' Equity. The Company will not, on the last day of any fiscal quarter, permit Consolidated Stockholders' Equity to be less than (a) $400,000,000 plus (b) 75% of the cumulative Net Proceeds of Capital Stock/Conversion of Debt received at any time after the date of the Closing (excluding the Net Proceeds of Capital Stock/Conversion of Debt by a Subsidiary to another Subsidiary or to the Company).

    Limitation on Debt.

      The Company will not, on the last day of any fiscal quarter, permit the ratio of Consolidated Debt to Consolidated Stockholders' Equity to exceed 1.5 to 1.0.

      The Company will not, on the last day of any fiscal quarter, permit the Asset Coverage Ratio to be less than the ratio required by the Investment Company Act as of such date.

    Interest Charges Coverage Ratio. The Company will not, on the last day of any fiscal quarter, permit the Interest Charges Coverage Ratio to be less than 2.0 to 1.0.

    Available Assets Coverage Ratio. The Company will not, on the last day of any fiscal quarter, permit the ratio of (a) the sum of (1) Cash and (2) Available Debt Investments to (b) Unsecured Debt to be less than 1.0 to 1.0.

    Merger, Consolidation and Sale of Assets, Etc.

      The Company will not, and will not permit any Subsidiary to, consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

        any Subsidiary may consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, the Company or another Subsidiary so long as (i)(A) in any merger or consolidation involving the Company, the Company shall be the surviving or continuing entity and (B) in any merger or consolidation involving a Subsidiary (and not the Company), a Subsidiary shall be the surviving or continuing entity and (ii) at the time of such consolidation or merger or other disposition of all or substantially all of its assets and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

        any Subsidiary may consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to another Person so long as (i) the disposition of such Subsidiary's assets or shares of stock or other equity interests would be permitted by the provisions of Section 10.5(c)(5) and (ii) at the time of such consolidation or merger or other disposition of all or substantially all of its assets and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

        the Company may consolidate or merge with or into, or convey, transfer or lease all or substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as: (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), (ii) if the Company is not the Successor Corporation, (A) the Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), (B) the Successor Corporation shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (C) the Successor Corporation shall have delivered to each holder of Notes evidence that immediately after giving effect to such consolidation, merger or sale of all or substantially all of the assets of the Company and the incurrence of any Debt assumed or incurred in connection therewith, the Notes are rated (I) "BBB-" or higher by The Fitch Ratings Corporates Group, (II) "BBB-" or higher by Standard & Poor's Ratings Group, a Division of The McGraw Hill Companies, Inc., or (III) "Baa3" or higher by Moody's Investors Service, Inc., and (iii) at the time of such consolidation or merger or other disposition of all or substantially all of the assets of the Company and immediately after giving effect thereto and to the incurrence of any Debt assumed or incurred in connection therewith (A) the aggregate amount of outstanding indebtedness and Unsecured Debt of the surviving entity would be permitted by the terms of Section 10.2 and Section 10.4, respectively, as of the last day of the fiscal quarter immediately preceding the date of such consolidation or merger or other disposition of all or substantially all of the assets of the Company and (B) no Default or Event of Default shall have occurred and be continuing; and

        the Company and any Subsidiary may sell, transfer, pledge or otherwise dispose of all or any part of its Investments in the ordinary course of business including, without limitation, in securitization transactions.

      The Company will not permit any Subsidiary to issue any voting stock or similar equity interests of such Subsidiary except:

        to satisfy the rights of minority stockholders to receive issuances of stock that are non-dilutive to the Company and/or any Subsidiary;

        for the issuance of directors' or similar qualifying shares;

        for issuances or sales to the Company or any Wholly-Owned Subsidiary; and

        for issuances to other Persons so long as (i) in the opinion of the Company's board of directors or a committee thereof or one or more officers of the Company to whom authority to authorize such issuances has been delegated by the Company's board of directors (A) such issuance is in the best interest of the Company and (B) the consideration paid for such stock or similar equity interests is deemed to be adequate and satisfactory, (ii) such issuance would be permitted by the provisions of Section 10.5(c)(5) and (iii) at the time of such issuance and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

      The Company will not, and will not permit any Subsidiary to, sell, transfer or otherwise dispose of any assets (including, without limitation, any stock or similar equity interests of any Subsidiary); provided that the foregoing restrictions do not apply to:

        the purchase or redemption of preferred stock of a Subsidiary;

        the sale, transfer or other disposition of all of the stock or similar equity interests of a special purpose Subsidiary for consideration if (i) substantially all the assets of such Subsidiary constitute Investments and (ii) such sale, transfer or other disposition of all of such Investments would be permitted by Section 10.5(a)(4);

        the sale, transfer or other disposition of Investments if such sale, transfer or other disposition of such Investments would be permitted by Section 10.5(a)(4);

        subject to Section 10.4, a pledge of stock or similar equity interests of a Subsidiary; and

        any other sale, transfer or disposition of assets (including, without limitation, the stock or similar equity interests of a Subsidiary) so long as (i) in the opinion of the Company's board of directors or a committee thereof or one or more officers of the Company to whom authority to authorize such transaction has been delegated by the Company's board of directors (A) such sale of assets is in the best interest of the Company and (B) the consideration paid for such assets is deemed adequate and satisfactory and (ii) such sale, transfer or other disposition, together with all other sales, transfers and other dispositions by the Company and its Subsidiaries during the same fiscal year, do not involve a Substantial Part of the assets of the Company and its Subsidiaries.

      As used herein, one or more sales, transfers or other dispositions of assets will be deemed a "Substantial Part" of the assets of the Company and its Subsidiaries if (1) the book value of assets sold, transferred or otherwise disposed of in a given fiscal year exceeds 15% of Consolidated Total Assets determined at the close of the immediately preceding fiscal year or (2) the operations of assets sold, transferred or otherwise disposed of in a given fiscal year generated 15% or more of the consolidated operating profits of the Company and its Subsidiaries during the immediately preceding fiscal year; provided, however, that for purposes of the foregoing calculation, there shall not be included (A) any sale, transfer or other disposition of assets in the ordinary course of business of the Company and its Subsidiaries, (B) any sale, transfer or other disposition of assets from the Company to any Subsidiary or from any Subsidiary to the Company or another Subsidiary and (C) any sale of assets if a portion of the proceeds of such asset sale equal to the aggregate book value thereof immediately prior to such sale was or is applied within 365 days of the date of such sale of such assets to either (1) the acquisition of assets useful and intended to be used in the operation of the business of the Company and its Subsidiaries and having a fair market value (as determined in good faith by the board of directors of the Company) at least equal to the book value of the assets so disposed of or (2) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Debt of the Company. Any prepayment of the Notes pursuant to Section 10.5(c)(5) shall be in accordance with Section 8.2, but without regard to the minimum prepayment requirements of Section 8.2 if the allocable amount to be prepaid on the Notes is less than such minimum.

    Line of Business. The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of the Closing as described in the Memorandum.

    Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into or be a party to any material transaction or material group of related transactions with any Affiliate (other than the Company, an Undisclosed Affiliate or a Subsidiary) (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any such Affiliate), except transactions pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person other than an Affiliate.

    Terrorism Sanctions Regulations. The Company will not, and will not permit any Subsidiary to, (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

  Events of Default.

  An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

      the Company defaults in the payment of any principal or Make-Whole Amount on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

      the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

      the Company defaults in the performance of or compliance with any term contained in Section 7.1(d)(1), Section 10.1 through Section 10.5, inclusive, or Section 10.8; or

      the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this Section 11(d)); or

      any representation or warranty made in this Agreement, in the Memorandum, in any Disclosure Document or in any writing furnished in connection with the transactions contemplated hereby and signed by the Company or by an officer of the Company proves to have been false or incorrect in any material respect on the date as of which made; or

      (1) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $15,000,000 beyond any period of grace provided with respect thereto, (2) the Company or any Subsidiary is in default in the performance of or compliance with any term (including any payment term) of any evidence of any Debt in an aggregate outstanding principal amount of at least $15,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (i) the Company or any Subsidiary is obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $15,000,000, or (ii) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or

      the Company or any Material Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated or (6) takes corporate action for the purpose of any of the foregoing; or

      a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiaries, or any such petition shall be filed against the Company or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

      a final judgment or judgments for the payment of money aggregating in excess of $15,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

      if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $15,000,000, (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan or (6) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

  As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

  Remedies on Default, Etc.

    Acceleration.

      If an Event of Default with respect to the Company described in Section 11(g) or Section 11(h) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred and is continuing, all the Notes then outstanding shall automatically become immediately due and payable.

      If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

      If any Event of Default described in Section 11(a) or Section 11(b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

    Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (1) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (2) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or Section 12.1(c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17 and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

  Registration; Exchange; Substitution of Notes.

    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the relevant name, address and other information (including, without limitation, a facsimile number and electronic mail address) for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred (a) to (1)  any Affiliate or (2) any Competitor, provided that the limitation contained in this clause (a)(2) shall not apply (i) with the consent of the Company, which shall not be unreasonably withheld or delayed or (ii) during any period when an Event of Default specified in Section 11(a), Section 11(b), Section 11(f)(1), Section 11(f)(2) or Section 11(f)(3) (if the holder of the Debt referred to therein actually accelerates such Debt or requires the repurchase of such Debt and has not rescinded such action), Section 11(g) or Section 11(h) has occurred and is continuing or a violation of Section 10.1 through Section 10.4, inclusive has occurred and is continuing and (b) in denominations of less than $1,000,000, provided that the limitation contained in this clause (b) shall not apply to transfers from any holder of Notes to an Affiliate of such holder or to any Related Fund, provided further, that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or that is a Qualified Institutional Buyer, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or in the case of mutilation, upon surrender and cancellation thereof,

  within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

  Payments on Notes.

    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bayerische Hypo-und Vereinsbank AG, New York Branch in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

    Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

    Paying Agent. The Company shall have the right, at any time, to appoint a paying agent for purposes of making payments on or in respect of the Notes and this Agreement. Any such appointment shall be made pursuant to a paying agency agreement in scope, form and substance reasonably satisfactory to the Required Holders. All costs and expenses of the paying agent, including those incurred in connection with the initial appointment thereof, shall be for the account of the Company.

  Expenses, Etc.

    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required by the Required Holders, one local or other counsel in each relevant jurisdiction) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the invoiced costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses shall not exceed $3,000 and (c) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes; provided, that in connection with the Closing, the Company will not be required to pay the attorney's fees for more than a single special counsel acting for all Purchasers. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

    Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

  Survival of Representations and Warranties; Entire Agreement.

  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note as true and accurate on the date as of which such representations and warranties were made, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

  Amendment and Waiver.

    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to any holder of a Note unless consented to by such holder in writing and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (1) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or (3) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

    Solicitation of Holders of Notes.

      Solicitation. The Company will provide each holder of Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

      Payment. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates (other than Undisclosed Affiliates) shall be deemed not to be outstanding.

  Notices.

  Except as otherwise expressly provided in this Agreement, all notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (charges prepaid). Any such notice must be sent:

        if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing;

        if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

        if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer and the General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

  Notices under this Section 18 will be deemed given only when actually received.

  Reproduction of Documents.

  This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by such holder by any photographic, photostatic, electronic, digital or other similar process and such holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

  Confidential Information.

  For the purposes of this Section 20, "Confidential Information" shall mean information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company, any Subsidiary or any other Person that, to such Purchaser's actual knowledge, is bound by a confidentiality agreement relating to such Confidential Information or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes and subject to such Purchaser's confidentiality procedures), (2) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (5) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process (and, subject to clause (iv) below, if not prohibited by applicable law, such Purchaser shall use commercially reasonable efforts to give notice to the Company thereof prior to such disclosure), (iii) in connection with any litigation to which such Purchaser is a party (and, subject to clause (iv) below, if not prohibited by applicable law, such Purchaser shall use commercially reasonable efforts to give notice to the Company thereof prior to such disclosure) or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

  Substitution of Purchaser.

  Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a "Purchaser" in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

  Miscellaneous.

    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount, if any, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

    Accounting Terms; Modifications to GAAP.

      All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP, and all financial statements shall be prepared in accordance with GAAP.

      Notwithstanding anything in this Agreement or the Notes to the contrary, each Purchaser hereby agrees that in the event that there is a change in GAAP, from that in effect on the date of this Agreement, and solely as a result of that change any of the covenants in Section 10 become materially more or less restrictive with respect to compliance therewith by the Company, the Company will furnish each holder of Notes with a certificate of a Senior Financial Officer specifying the effective date of such change in GAAP and describing in reasonable detail how such change affects the financial computations required to be made with respect to any such covenants. Upon the delivery and receipt of any such certificate, the Company and the holders of Notes shall negotiate in good faith to amend the relevant covenant levels so that the effect of such change in GAAP, from that in effect on the date of this Agreement, will be negated. If the Company and the Required Holders are unable to agree on appropriate amendments within 60 days of commencing negotiations, the Company will, for purposes of this Agreement, continue to comply with the covenants in Section 10 on the basis of GAAP in effect as of the date of this Agreement and shall provide appropriate reconciliations with respect thereto in connection with each Officer's Certificate delivered pursuant to Section 7.2(a). No Default or Event of Default shall be deemed to have occurred up to the end of the aforementioned 60 days or, if no appropriate amendments are agreed upon, at any time while the Company is in compliance with the relevant covenants on the basis of GAAP in effect as of the date of this Agreement.

    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

    For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed a part hereof.

    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

    Jurisdiction and Process; Waiver of Jury Trial.

      The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

      Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

      The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

* * * * *

The execution hereof by the Purchasers shall constitute a contract among the Company and Purchasers for the uses and purposes hereinabove set forth.

Very truly yours,

MCG Capital Corporation

By: /s/ Samuel G. Rubenstein

Name: Samuel G. Rubenstein

Title: Executive Vice President

The foregoing is hereby accepted

and agreed to as of the date thereof.

[Variation]

By:

Name:

Title: